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                                                                   EXHIBIT 10.14



                         The Pulitzer Publishing Company
                           900 North Tucker Boulevard
                           St. Louis, Missouri 63101

                                                                October 21, 1986

Mr. David E. Moore
8 Bird Lane
Rye, New York 10580

Dear David:

                  This letter will confirm the mutual agreement between you and The Pulitzer Publishing Company (the "Company") regarding your provision of consulting services to the Company:

                  1. From January 1, 1986 through December 31, 1986 (the "Consulting Period"), you agree to provide consulting and advisory services to the Company and its subsidiaries as requested by the Chairman of the Board of Directors or the President of the Company; provided, however, that any such request will not interfere with your normal business activities. Such services generally will consist of providing managerial advice regarding the business operations of the Company and its subsidiaries and general business advice


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regarding long-term strategic planning, and may be rendered at the Company's office in St. Louis, Missouri, or at any other mutually agreeable location. The Consulting Period will be extended automatically on a year-to-year basis unless a party furnishes written notice to the other party of its intent to terminate this agreement not later than December 1 of any calendar year.

                  2. During the Consulting Period, the Company's management will use its best efforts to cause you to be a member of the Board of Directors, the Long-Range Planning Committee, the Executive Committee and the Compensation Committee, and will include you on the management slate for election as a director at every stockholder's meeting at which your term as a director would otherwise expire. For such service, you will receive the fees, including reimbursement for expenses, payable to an outside director of the Company or to members of any such committee, as applicable.

                  3. In consideration of your services as a consultant as described under paragraph 1, the Company will pay compensation to you as described below:

                  (a) The Company will pay you, on a monthly basis, $50,000 per calendar year. Payments will be made within ten days after the last business day of the month during which such consulting services are performed.
Notwithstanding the foregoing, for 1986 $41,668 will be paid on the execution of

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this agreement and $4,166 will be paid for each of November and December.

                   (b) Upon the presentation of receipts and other proper documentation, the Company will reimburse you, as soon as practicable, for all ordinary and necessary business expenses incurred by you while providing consulting services to the Company.

                   (c) The Company will make available suitable office space and secretarial services at its St. Louis office as you may reasonably require from time to time in order to provide consulting services.

                  4. Notwithstanding paragraph 1, the Consulting Period and the mutual obligations between you and the Company as described herein will terminate upon your death or disability. For this purpose, "disability" means a mental or physical condition as determined by the Board of Directors of the Company which prevents you from providing the consulting services described under paragraph 1 for six consecutive calendar months.

                  5. During the Consulting Period, you will not be precluded from accepting employment with an employer unrelated to the Company and its subsidiaries or from engaging in any business or other consulting arrangements; provided, however, such other employment, business or arrangement must not be competitive with any business of the

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Company and its subsidiaries. For this purpose, employment with American City
Business Journals shall not violate this agreement.

                  6. Any notice described herein will be sent to the Company, if applicable, at its office in St. Louis, Missouri, and to you, if applicable, at your residence in Rye, New York.

                  7. The mutual obligations described herein will be binding on and inure to the benefit of the Company and any successor-in-interest to the Company and be binding on and inure to the benefit of, and be enforceable by, you and your personal or legal representative and heirs.

                  8. The mutual obligations described herein may not be modified, except by a written instrument signed by you and the Company, and will be construed in accordance with the laws of the State of Missouri.

                   If the foregoing provisions correctly describe the agreement between you and the Company regarding your performance of consulting services for the Company, please sign and return the enclosed copy of this letter.



                                       Sincerely,



                                       Joseph Pulitzer, Jr.
/s/ David E. Moore
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    David E. Moore

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